UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 5, 2006

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-02287	95-1906306
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2300 Orchard Parkway, San Jose, California  95131-1017

(Address of principal executive offices, including zip code)

(408) 433-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

On October 5, 2006, the Company announced the acquisition of Timing Solutions Corporation, a privately held company based in Boulder, Colorado that provides high-performance time and frequency products and services for government, aerospace and military markets. Under the terms of the agreement, Symmetricom paid approximately $8.0 million in cash.

Timing Solutions Corporation, founded in 1991, is a leader in precision measurement technology, precision optical time/frequency distribution, two-way timing technology and custom timing systems for government agencies, aerospace and defense customers.

Item 9.01:  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)       Exhibits.

The following exhibits are filed with this Form 8-K:

99.1 Press Release dated October 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2006.	By:	/s/ Thomas W. Steipp
Thomas W. Steipp
President and Chief Executive Officer

Exhibit Index

Exhibit 99.1            Press Release dated October 5, 2006.